UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 11, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)+6
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On February 11, 2020, Fox Factory, Inc., a California corporation (the “Purchaser”), a wholly owned subsidiary of Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Southern Rocky Holdings, LLC, a Delaware limited liability company (the “Seller”) and SCA Performance Holdings, Inc., a Delaware corporation (the “Target”). Pursuant to the Stock Purchase Agreement, the Purchaser will acquire all of the outstanding equity interests of the Target from the Seller (the “Transaction”) for a purchase price of approximately $328 million, excluding vehicle inventory and $13 million of contingent, performance-based retention incentives for key SCA management payable over the next two years. The purchase price is subject to certain adjustments, including funding escrow accounts, described in the Stock Purchase Agreement.
The Stock Purchase Agreement contains customary representations and warranties made by each of the parties. The Purchaser and the Seller have also agreed to various covenants in the Stock Purchase Agreement, including covenants by the Seller to conduct the material operations of the Target in the ordinary course of business consistent with past practice. The Purchaser and the Seller have agreed to indemnify one another against certain damages (subject to certain exceptions and limitations). The closing of the Transaction is subject to various customary closing conditions, including (i) the continued accuracy of the representations and warranties of the parties (subject to specified materiality standards) and (ii) the absence of a material adverse effect with respect to the Target. The representation and warranty insurance policy contains customary terms and conditions to supplement the escrow funds with respect to breaches of Seller’s representations and warranties. The Stock Purchase Agreement is not subject to any financing condition. The Stock Purchase Agreement also contains certain termination rights of Purchaser and Seller.
The foregoing description of the material terms of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which will be filed by the Company with the Company’s Annual Report on Form 10-K for the year ended January 3, 2020.
Debt Financing Commitment Letter
In connection with entering into the Stock Purchase Agreement, the Company entered into a commitment letter, dated February 11, 2020 (the “Commitment Letter”), with Bank of America, N.A. (“Bank of America”) and BofA Securities, Inc. (“BofA Securities” and together with Bank of America, “BofA”), pursuant to which, among other things, BofA has committed to provide an amendment to and syndication of the Company’s existing $250 million revolving credit facility (the “Revolving Facility”) to include a new $300 million term loan facility (the “Term Facility” and together with the Revolving Facility, the “Senior Credit Facility”), all upon the terms and conditions in the Commitment Letter. The obligation of BofA to provide this debt financing is subject to a number of customary conditions, including, without limitation, execution and delivery of certain definitive documentation. The proceeds of the Senior Credit Facility will be used, in part, to finance the Transaction and for other general corporate purposes. The Company and BofA expect to execute the definitive documentation in connection with the closing of the Transaction.
The foregoing description of the material terms of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which will be filed by the Company with the Company’s Annual Report on Form 10-K for the year ended January 3, 2020.

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 12, 2020, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference. Also on February 12, 2020, the Company posted on its website at https://www.ridefox.com an investor presentation regarding the Transaction.
The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Copy of Press Release issued by Fox Factory Holding Corp. on February 12, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	February 12, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer